    As filed with the Securities and Exchange Commission on November 27, 2001

                                            REGISTRATION STATEMENT NO. 333-67392
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                             ON FORM S-8 TO FORM S-4
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                       INVERNESS MEDICAL INNOVATIONS, INC.
             (Exact name of registrant as specified in its charter)



            DELAWARE                                     04-3565120
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                            51 SAWYER ROAD, SUITE 200
                          WALTHAM, MASSACHUSETTS 02453
                                 (781) 647-3900
                    (Address of Principal Executive Offices)

                             STOCK OPTION AGREEMENTS
                      OF INVERNESS MEDICAL TECHNOLOGY, INC.
               (AS ASSUMED BY INVERNESS MEDICAL INNOVATIONS, INC.)
                            (Full title of the plan)

                            RON ZWANZIGER, PRESIDENT
                       INVERNESS MEDICAL INNOVATIONS, INC.
                            51 SAWYER ROAD, SUITE 200
                          WALTHAM, MASSACHUSETTS 02453
                     (Name and address of agent for service)

                                 (781) 647-3900
          (Telephone number, including area code, of agent for service)

                                 With a copy to:

                              STEPHEN W. CARR, P.C.
                               GOODWIN PROCTER LLP
                                 53 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 570-1000

                              ---------------------


                                          CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                       PROPOSED MAXIMUM          PROPOSED MAXIMUM
     TITLE OF SECURITIES            AMOUNT TO           OFFERING PRICE           AGGREGATE OFFERING      AMOUNT OF
      TO BE REGISTERED            BE REGISTERED            PER SHARE                   PRICE          REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par            929,456(1)              (2)                       (2)                 (2)
value per share
-----------------------------------------------------------------------------------------------------------------------

(1) This Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4, as amended (File No. 333-67392) (the "Registration Statement"), covers 929,456 shares of common stock, par value $0.001 per share, of Inverness Medical Innovations, Inc. ("Innovations") originally registered on the Registration Statement. The Registration Statement originally covered a total of 7,648,161 shares of Innovations common stock, which represented the maximum number of shares that could have been issued in connection with the split-off (the "Split-Off") of Innovations from Inverness Medical Technology, Inc. ("Inverness"). The actual number of shares of Innovations common stock issued to the stockholders of Inverness in the Split-Off was 6,584,574.

(2) Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the filing of the Registration Statement on August 13, 2001.

                             INTRODUCTORY STATEMENT

         Inverness Medical Innovations, Inc., a Delaware corporation ("Innovations" or the "Company"), hereby amends its Registration Statement on Form S-4, as amended (File No. 333-67392), by filing this Post-Effective Amendment No. 1 on Form S-8 relating to the sale of (i) up to 799,456 shares of common stock, par value $0.001 per share, of the Company (the "Innovations Common Stock") issuable upon the exercise of stock options granted under the following plans of Inverness Medical Technology, Inc. ("Inverness"): the Selfcare, Inc. 1992 Stock Plan; the Selfcare, Inc. 1994 Incentive and Non Qualified Stock Option Plan; the Selfcare, Inc. Amended and Restated 1996 Stock Option and Grant Plan, as amended; the Inverness Medical Technology, Inc. Amended and Restated 2000 Stock Option and Grant Plan; the Integ Incorporated (formerly Inomet, Inc.) 1991 Incentive and Stock Option Plan; the Integ Incorporated 1994 Long-Term Incentive and Stock Option Plan; and the Integ Incorporated 1996 Director's Stock Option Plan (collectively, the "Plans") and
(ii) up to 130,000 shares of Innovations Common Stock issuable upon the exercise of Inverness stock options granted outside of the Plans.

         Pursuant to an Agreement and Plan of Split-Off and Merger, dated as of May 23, 2001, by and among Johnson & Johnson, Sunrise Acquisition Corp., a wholly-owned subsidiary of Johnson & Johnson ("Acquisition Sub"), and Inverness (of which Innovations was a subsidiary), on November 21, 2001, Acquisition Sub merged with and into Inverness, with Inverness becoming a wholly-owned subsidiary of Johnson & Johnson, and all of the shares of Innovations Common Stock held by Inverness were simultaneously split off to the Inverness stockholders, at which time Innovations became an independent publicly traded company. In the transaction, outstanding Inverness options were converted into options to purchase Innovations Common Stock and Johnson & Johnson common stock, subject to appropriate adjustments to the number of shares subject to the option and the exercise price thereof. With respect to the Innovations Common Stock issuable under these options, the Company has assumed Inverness' obligations under the stock option agreement governing such options.

         The designation of this Post-Effective Amendment as Registration No. 333-67392 denotes that the Post-Effective Amendment relates only to the shares of Innovations Common Stock issuable upon the exercise of the stock options described herein and that this is the first Post-Effective Amendment on Form S-8 to the Form S-4 filed with respect to such shares.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission (the "Commission"):

                  (a) The Company's prospectus filed with the Commission as part of the Company's Registration Statement on Form S-4, as amended (File No. 333-67392); and

                  (b) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on November 21, 2001, as amended, under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock registered by the Company hereby will be passed upon for the Company by Goodwin Procter LLP, Boston, Massachusetts. The owners and presidents of two professional corporations which are partners in the firm of Goodwin Procter LLP beneficially own an aggregate of approximately 10,028 shares of Common Stock and 799 shares of Common Stock, respectively.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys' fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit. And with the further limitation that in these actions, no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person's duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

         Article V of the Company's by-laws provides that the Company shall, to the extent legally permitted, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, trustee, partner, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification provided for in Article V is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons.

         Section 145(g) of the Delaware General Corporation Law and Article V of the by-laws of the Company provide that the Company shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

         The Company has obtained insurance covering its directors and officers against losses and insuring the Company against certain of its obligations to indemnify its directors and officers.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware regarding the unlawful payment of dividends, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

         Pursuant to the Delaware General Corporation Law, Article VII of the certificate of incorporation of the Company eliminates a director's personal liability for monetary damages to the Company and its stockholders for breach of fiduciary duty as a director, except in circumstances involving a breach of the director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith, intentional misconduct, knowing violations of the law, self-dealing or the unlawful payment of dividends or repurchase of stock.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         4.1 Form of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement on Form S-4 (File No. 333-67392)).

         4.2 Form of Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form S-4 (File No. 333-67392)).

         5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

         23.1     Consent of Goodwin Procter LLP (included in Exhibit 5.1).

         23.2     Consent of Arthur Andersen LLP, Independent Accountants.

         24.1     Powers of Attorney (included on the signature page hereto).

ITEM 9.  UNDERTAKINGS.

         The registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on November 26, 2001.

                                       INVERNESS MEDICAL INNOVATIONS, INC.

                                       By:  /s/ Ron Zwanziger
                                            ------------------------------------
                                            Ron Zwanziger
                                            President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Inverness Medical Innovations, Inc., hereby severally constitute Duane L. James and Ron Zwanziger, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all things in our names and in our capacities as officers and directors to enable Inverness Medical Innovations, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and as of the dates indicated.




             SIGNATURE                                 TITLE                                  DATE

/s/ Ron Zwanziger                        Chairman of the Board, President and             November 26, 2001
------------------------------------     Chief Executive Officer
Ron Zwanziger                            (Principal Executive Officer)


/s/ Duane L. James                       Vice President of Finance and                    November 26, 2001
------------------------------------     Treasurer
Duane L. James                           (Principal Financial Officer and
                                         Principal Accounting Officer)


/s/ David Scott                          Director                                         November 26, 2001
--------------------------------------
David Scott, Ph.D.

/s/ Ernest A. Carabillo, Jr.             Director                                         November 26, 2001
------------------------------------
Ernest A. Carabillo, Jr.

/s/ Carol R. Goldberg                    Director                                         November 26, 2001
------------------------------------
Carol R. Goldberg

/s/ Robert P. Khederian                  Director                                         November 26, 2001
------------------------------------
Robert P. Khederian

                                         Director
------------------------------------
John F. Levy

/s/ Peter Townsend                       Director                                         November 26, 2001
--------------------------------------
Peter Townsend

/s/ Alfred M. Zeien                      Director                                         November 26, 2001
--------------------------------------
Alfred M. Zeien

                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------

   4.1 Form of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement on Form S-4 (File No. 333-67392)).

   4.2 Form of Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form S-4 (File No. 333-67392)).

   5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

   23.1           Consent of Goodwin Procter LLP (included in Exhibit 5.1).

   23.2           Consent of Arthur Andersen LLP, Independent Accountants.

   24.1           Powers of Attorney (included on the signature page hereto).